      As filed with the Securities and Exchange Commission on June 10, 1998
                                                          (File No. 333-_______)




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    51-0350842
  ----------------------------              ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)

   575 Broadway, New York, New York                       10012
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)

                         1997 Employee Stock Option Plan
                         -------------------------------
                            (Full title of the plan)

                             Ryan A. Brant, Chairman
         Take-Two Interactive Software, 575 Broadway, New York, New York
         ---------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 941-2988
         ---------------------------------------------------------------
          (Telephone number, including area code, of agent for service)





                                    Copy to:
                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174


                                                   CALCULATION OF REGISTRATION FEE

                                                                Proposed                Proposed
                                                                Maximum                 Maximum
                                                                Aggregate               Aggregate            Amount of
Title of Securities                   Amount to                 Price Per               Offering             Registra-
to be Registered                      be Registered             Share(1)                Price(1)             tion Fee
----------------                      -------------             --------                --------             --------

Common Stock, par                      2,000,000                  $7.625              $15,250,000            $4,498.75
value $.01                             shares
per share(2)


         (1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the common stock as reported by NASDAQ.

         (2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  Item 1. Plan Information.*

                  Item 2. Registrant Information and Employee
                          Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3. Incorporation of Documents by Reference.

                  The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) Current Report on Form 8-K dated July 29, 1997;

         (b) Current Report on Form 8-K/A dated July 29, 1997;

         (c) Current Report on Form 8-K dated October 24, 1997;

         (d) Current Report on Form 8-K dated December 24, 1997;

         (e) Current Report on Form 8-K/A dated December 24, 1997;

         (f) Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997;

         (g) Quarterly Report on Form 10-QSB for the three month period ended January 31, 1998;

         (h) Current Report on Form 8-K dated March 18, 1998; and

         (i) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A.

         (j) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

                  Item 4. Description of Securities.

                  Not applicable.

                  Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

                  Item 6. Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law ("DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgments, finds, amounts paid in settlement and reasonable expenses (including attorneys' fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as current in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engaged in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in
Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such an injunctive relief or recision. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, the Bylaws require the Company to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

                  Item 7. Exemption from Registration Claimed.

                  Not applicable.

                  Item 8. Exhibits.

                  Exhibit No.                 Description
                  -----------                 -----------

                      1.1                     1997 Employee Stock Option
                                              Plan of the Registrant
                                              (incorporated by reference to
                                              Registration Statement on Form
                                              SB-2, No. 33-6414)

                      5                       Opinion of Tenzer Greenblatt
                                              LLP

                      23.2                    Consent of Coopers & Lybrand,
                                              L.L.P.

                      23.4 Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

                      24.1                    Powers of Attorney (included
                                              on Page II-5)


                  Item (k) Undertakings.

                           The undersigned Registrant hereby undertakes:

                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 8th day of June, 1998.

                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.

                                    By: /s/ Ryan A. Brant
                                        ---------------------
                                            Ryan A. Brant
                                            Chief Executive Officer

         Each person whose signature appears below authorizes each of Ryan A. Brant and Anthony R. Williams or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.


Signature                                         Title                                Date
---------                                         -----                                ----

/s/ Ryan A. Brant                        Chief Executive Officer                    June 8, 1998
------------------------------           and Director (Principal
Ryan A. Brant                            Executive Officer)

/s/ Anthony R. Williams                  Chief Financial Officer                    June 8, 1998
------------------------------           and Director (Principal
Anthony R. Williams                      Accounting Officer)

/s/ Oliver R. Grace, Jr.                 Director                                   June 8, 1998
------------------------------
Oliver R. Grace, Jr.

/s/ Neil S. Hirsch                       Director                                   June 8, 1998
------------------------------
Neil S. Hirsch

/s/ David P. Clark                       Director                                   June 8, 1998
------------------------------
David P. Clark

/s/ Kelly Sumner                         Director                                   June 8, 1998
------------------------------
Kelly Sumner

/s/ Robert Flug                          Director                                   June 8, 1998
------------------------------
Robert Flug


                                  Exhibit Index


   Exhibit
     No.                       Description
   -------                     -----------

    1.1     1997 Employee Stock Option Plan of Registrant
            (incorporated by reference to Registration Statement on Form SB-2, No. 33-6414)

    5       Opinion of Tenzer Greenblatt LLP

    23.2    Consent of Coopers & Lybrand, L.L.P.

    23.4    Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

    24.1    Powers of Attorney (included on Page II-4 of the Registration
            Statement)